Exhibit 99.4


                            MANAGEMENT GRAPHICS, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT
                           (as revised July 13, 1992)


         NONQUALIFIED STOCK OPTION AGREEMENT, made and entered into this _____ day of __________, 19___, between MANAGEMENT GRAPHICS, INC., a Minnesota Corporation (the "Company"), and ______________________________ ("OPTIONEE").

         WHEREAS, the Company has adopted the 1985 Employee Nonqualified Stock Option Plan (the "Plan") which permits issuance of stock options for the purchase of shares of the Company's Class A common stock, and the Company has taken all necessary actions to grant the following option pursuant and subject to the terms of the Plan; and

         WHEREAS, Optionee is currently employed by the Company, and the Company wishes to make available to Optionee the right to acquire shares of the Company's Class A common stock pursuant to the Plan as an incentive to Optionee to render employment services that will increase the value of the Company for the mutual benefit of Optionee and the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Optionee hereby agree as follows:

1. Grant of Option. As a matter of separate agreement and not in lieu of salary or other compensation for services rendered, the Company hereby grants Optionee the irrevocable right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of _____ shares of the Company's Class A common stock, at the option price of __________ dollars (_____) per share on the terms and conditions set forth in this Agreement and in the Plan.

2. Vesting of Option Rights. Except as otherwise provided in Section 3(b) of this Agreement, the Option may only be exercised by Optionee if Optionee remains in the employ of the Company or subsidiary of the Company for one (1) year from the date of this Agreement. Except as otherwise provided in Section 3 of this Agreement, the Option may be exercised by Optionee in accordance with the following schedule, although the Company may, in its discretion, accelerate such exercise schedule upon the satisfaction of financial or other performance criteria established by the Company:

                                      Percent of Option Shares
               Date                   for Which Option Is Exercisable
               ----                   -------------------------------

               After _______________ ____________________________

               After _______________ ____________________________

               After _______________ ____________________________

               After _______________ ____________________________

         The Option shall terminate at the close of business on __________, or such shorter period as is prescribed herein. Optionee shall not have any of the rights of a shareholder with respect to the shares subject to the Option until such shares shall be issued to him upon the due exercise of the Option. In the event that the Company determines that registration or qualification of the shares issuable upon the exercise of the Option is necessary or desirable under any state or federal law, rule or regulation, the Company shall not be required to issue any such shares, upon the exercise of the Option, prior to completion of such registration or qualification.

3. Exercise of Option after Death or Termination of Employment. The Option shall terminate and may no longer be exercised if the Optionee ceases to be employed by the Company or its subsidiaries, except that:

         (a) If Optionee's employment shall be terminated for any reason, voluntary or involuntary, other than death, Optionee may at any time within a period of three (3) months after such termination, exercise the option to the extent the Option was exercisable by Optionee on the date of the termination of his employment; and

         (b) If Optionee dies in the employ of the Company or a subsidiary of within ninety (90) days after the termination of such employment, the Option may, within one year after Optionee's death, be exercised to the extent that Optionee's was entitled to exercise the Option on the date of his death by the person or persons to whom Optionee's rights under the Option pass by will or by the application laws of descent and distribution; provided, however, that the Option may not be exercised to any extent by anyone after the termination date of the Option.

4. Investment Representation. Optionee hereby represents and agrees that any shares of stock which he may acquire pursuant to the exercise of the Option will be acquired for long-term investment purposes and not with the view toward the distribution or sale thereof. Optionee acknowledges that at the time of acquisition, such shares will not be registered under either the federal or applicable state securities laws and that the Company will be relying upon the foregoing investment representation in agreeing to issue such shares to Optionee. Optionee acknowledges that the transferability of such shares will be subject to restriction imposed by all applicable federal and state securities laws and agrees that the certificates evidencing such shares may be imprinted with an appropriate legend setting forth these restrictions on transferability.

5. Method of Exercise of Option. Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office in Minneapolis, Minnesota, accompanied by payment of the purchase price. Payment of the purchase price shall be made by certified or bank cashier's check made payable to the Company.

6. Restriction on Transfer of Shares, Repurchase Option. In addition to the restrictions on transferability which are set forth in Section 4, Optionee shall not sell, transfer, exchange or otherwise dispose of any of the shares of Company stock which he has acquired pursuant to the exercise of the Option unless he shall first offer to sell such shares to the Company in accordance with the terms of this Section 6. If Optionee wishes to dispose of or encumber any of such shares, he shall deliver a written notice to the Company, which notice shall specify the person to whom the shares are to be disposed of or encumbered, the purchase price or other consideration to be received by Optionee of such shares, and the terms upon which such purchase price or their consideration to be received is to be paid. The delivery of such written notice to the Company shall constitute an irrevocable offer by Optionee to sell the shares described in such notice to the Company upon the same conditions as are specified in the notice. The Company may accept such offer by delivering a written acceptance to Optionee within thirty (30) days after receipt of the written notice from Optionee. If the Company elects to accept such offer, the purchase of such shares shall be closed within thirty (30) days upon the same terms as are specified in the Optionee's written notice or upon such other terms as are mutually acceptable to the parties. If the Company elects not to exercise such offer or if the Company allows such offer to expire without being accepted, Optionee shall be able to transfer such shares on the terms specified in the written notice to the Company to the person identified therein. If such transaction is not consummated within sixty (60) days, such shares shall again be subject to the restrictions and the purchase options described in this
Section 6.

         The Company shall also have the irrevocable right and option to repurchase all, but not less than all, of the shares acquired by Optionee pursuant to the exercise of the Option and still owned by Optionee in the event of the termination of his employment with the Company, whether such termination is for cause or without cause. The purchase price for any of the shares repurchased by the Company pursuant to this paragraph shall be the fair market value of such shares. The Company shall exercise its repurchase right under this paragraph, if at all, by delivery of a written notice of exercise to Optionee within sixty (60) days after the date of termination of Optionee's employment with the Company. In the event that Optionee and the Company are unable to agree upon the fair market value of such shares within a period of thirty (30) days after the date of such written notice, the determination of fair market value shall be made by a mutually acceptable appraiser, whose determination shall be binding upon both the Company and Optionee. The fees charged by such appraiser shall be paid by Optionee. The closing of the

                                       2.

repurchase of the shares of company stock owned by Optionee shall take place within thirty (30) days after the determination of the purchase price is made, and at the closing, the Company shall make payment of the purchase price for the shares in cash against tender by Optionee of the certificates evidencing such shares, which certificates shall be duly endorsed in blank.

         The repurchase rights and options contained in this Section 6 shall terminate at such time as the Company makes any sale of shares of its capital stock in an offering which is registered under the applicable provisions of the Federal Securities Act of 1933.

7.       Miscellaneous.

         (a) This Agreement shall not confer on Optionee any right with respect to continued employment with the Company or any subsidiary of the Company, nor shall this Agreement limit in any way the right of the Company to terminate such employment at any time. Neither Optionee nor his legal representative, legatees or distributes, as the case may be, will be or will be deemed to be the holder of any shares subject to this Option unless and until this Option has been exercised and the purchase price of the shares purchased has been paid.

         (b) The Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in subsection 3(b), and during Optionee's lifetime, the Option is exercisable only by Optionee.

         (c) If there shall be any change in the stock subject to the Option through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustment shall be made by the Company in the number of shares and the price per share of the shares subject to the Option in order to prevent dilution or enlargement of the option rights granted hereunder.

         (d) The Company shall at all times during the term of the Option, reserve and keep available such number of shares of the Company's Class A common stock as will be sufficient to satisfy the requirements of this Agreement

         IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement on the date set forth in the first paragraph.

MANAGEMENT GRAPHICS, INC.


By:  ____________________________________
                  (Company)

_________________________________________



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